SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                        AND AMENDMENT TO OPTION AGREEMENT
                              (Edward L. Cain, Jr.)


         This Second Amended and Restated Employment Agreement and Amendment to Option Agreement (together with all schedules hereto, this "Agreement") is made and entered into by and between EMPLOYEE SOLUTIONS-EAST, INC., a Georgia corporation ("Employer" or "ESI-East"), as employer, and EDWARD L. CAIN, JR, an unmarried individual ("Employee"), with the consent and approval of EMPLOYEE SOLUTIONS, INC., an Arizona corporation ("ESI"). (ESI, ESI-East and their respective affiliates are sometimes are referred to severally and collectively herein, as the context may require, as "the ESI Group.") (Employee and the Agency (defined below) shall not be deemed as members of the ESI Group.)

                  R E C I T A L S :
                  - - - - - - - -

                  A. Employer and ESI are professional employer organizations, which contract with client companies to become the "employer of record" for the client companies' employees ("PEOs"). In their capacity as PEOs, Employer and ESI provide employers throughout the United States with comprehensive employee payroll, human resources, and benefits outsourcing services, including payroll processing and reporting, human resources administration, employment regulatory compliance management, risk management/workers' compensation services, retirement and healthcare programs, and other products and services provided directly to worksite employees. All of these activities are referred to herein as the "PEO Business." Employer is a wholly owned subsidiary of ESI.

                  B. Employer, Employee and ESI entered into an Employment Agreement on or about November 11, 1994, with an effective date of June 24, 1994, as amended and restated by that Amended and Restated Employment Agreement by and among the same parties, dated as of January 1, 1996, as further amended by that certain extension letter agreement, dated as of October 17, 1997, captioned "Extension of Employment Agreement" (collectively, the "Prior Employment Agreement").

                  C. In conjunction with the execution by Employer, Employee, ESI and the Edward L. Cain Agency, Inc. (the "Agency") of that Asset Purchase, Joint Venture Termination and Mutual Release Agreement of even date herewith (together with the schedules thereto, the "Asset Agreement"), Employer and Employee desire to replace the Prior Employment Agreement with this Agreement to provide for the continued employment of Employee hereunder, with the intent that the noncompetition and confidentiality provisions of the Prior Employment Agreement, as expressly set forth herein, shall continue, as modified and restated by this Agreement. In all other respects, that this Agreement shall become effective on, and shall supersede and replace the Prior Employment Agreement in its entirety as of, April 7, 1998 (the "Modification Date").

                  D. ESI desires to have Employer engage Employee pursuant to the terms of this Agreement, and is willing to make the agreements and representations required of it herein.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties agree as follows:

                  1.       Employment.

                           a. Engagement. Employer agrees to continue Employee's
employment, on a part-time basis, upon the terms and conditions provided herein, and Employee agrees to accept such part-time employment, upon said terms and conditions.

                           b.  Duties.   Employee  will  perform  only  customer
service functions with respect to accounts generated by Employee or the Agency prior to the Modification Date, and will only be required to perform such customer service functions upon instruction from time to time by Employer's or ESI's Board of Directors (the "Board") or ESI's President/Chief Executive Officer; provided that Employee shall not be deemed to guarantee the retention of any such accounts. If not specifically instructed to perform customer service functions, Employee shall have no obligations to perform, and shall not perform, any such functions. Employee will not contact customers for such accounts, except as instructed in the manner set forth above. Employee also shall provide reasonable assistance from time to time with respect to current or future litigation involving the ESI Group and relating to matters in which Employee was involved. Employee will report directly to ESI's President/Chief Executive Officer. Such employment will be on a part-time basis.

                           c.  Resignations.  Effective  as of March  31,  1998,
Employee hereby resigns from all positions as a director and/or officer of Employer, ESI and any other members of the ESI Group. Employee will cooperate with Employer, ESI and all other members of the ESI Group in preparing any filings or documents necessary to effect such resignations and to ensure continuing compliance with all licensing, reporting and other requirements, if any, affected by such resignations.

                           d.  Exclusive  Employment  Agreement.  This Agreement
shall be the sole agreement with respect to the employment relationship between Employer and Employee. The Prior Employment Agreement and any other materials, discussions, understandings, agreements or commitments with respect to any aspect of the employment relationship between Employer and Employee or any other matters discussed herein (collectively with the Prior Employment Agreement, the "Prior Agreements") are hereby terminated, replaced and superseded by this Agreement, except as otherwise expressly set forth herein.

                           e. Limitations on Authority. Employee shall not enter
into any agreements or incur any obligations on behalf of, or attempt in any way to bind, any member of the ESI Group. Employee shall have no other job titles or duties aside from those expressly set forth herein.

                  2. Term. This Agreement shall commence on the Modification Date and continue until December 31, 1999 (the "Term"). Thereafter, this Agreement shall automatically terminate unless Employer and Employee agree in writing to continue the Agreement. Notwithstanding the foregoing provisions of this paragraph, this Agreement shall be subject to earlier termination, but only as set forth in paragraph 5 below.

                  3. Compensation.

                           a.  Base  Salary.  Commencing  as of March  1,  1998,
Employer shall pay Employee a salary, before deducting all applicable federal and state tax withholdings, at the rate of $42,000 per year, payable at the times and in the manner dictated by Employer's standard payroll policies.

                           b.  Commissions.  Except as otherwise  expressly  set
forth herein, Employee is not entitled to receive for any period on or prior to the date hereof, and shall not be entitled to receive for any period hereafter, directly or indirectly (through the Agency or otherwise), any further commissions, compensation or payments of any type for any prior or future sales of PEO Business, or otherwise, except as expressly agreed to by Employer, Employee and ESI in writing hereafter.

                           c. Fringe Benefits. Except as otherwise expressly set
forth herein, Employer, Employee and ESI agree that Employee shall not participate in any benefit programs offered by Employer or ESI.

                           d. Stock  Options.  Employee shall retain the 400,000
stock options granted pursuant to the Prior Agreements, and evidenced by the option grant letter attached hereto as Exhibit "A" (although the letter references 100,000 options, the amount of options has increased to 400,000 due to stock splits, and the exercise price per share has decreased from $8.50 to $2.125 due to stock splits). ESI agrees that 100,000 of the options shall vest fully upon execution of this Agreement by all parties, and the attached option grant letter is hereby modified to reflect the immediate vesting of these options. The remaining options shall vest later, if at all, in accordance with the terms of the attached option grant letter. The option grant letter also is amended to change the address for exercise in paragraph 5 thereof to the address for notice to ESI under paragraph 9 hereof.

                           e. Offsets.  Notwithstanding  any other provisions of
this Agreement which may be interpreted to the contrary, it is specifically agreed that in the event Employee is in material default hereunder in any respect whatsoever, after giving effect to any releases granted herein and/or in the Asset Agreement as of the Modification Date (which default has not been cured within all applicable grace periods) (an "Uncured Default"), or in the event that Employee has any unfulfilled indemnification obligation under any provision of this Agreement, the Asset Agreement or in any other document executed in conjunction herewith or therewith (collectively "Unfulfilled Indemnification Obligations"), or in the event of any other unpaid accrued liability of Employee hereunder or under the Asset Agreement or in any other document executed in conjunction herewith or therewith (an "Accrued But Unpaid Debt"), then Employer or ESI may in its sole discretion, upon at least fifteen (15) days' prior written notice to Employee, offset against the amounts otherwise payable to the Employee, the amount or amounts owed by Employee to Employer or ESI as a result of the Uncured Default(s), Unfulfilled Indemnification Obligations and Accrued But Unpaid Debt or Debts (individually, an "Unfulfilled Employee Obligation" or, collectively, the "Total Unfulfilled Employee Obligations"). Without limiting its other remedies, Employer or ESI also shall have the right to terminate or exercise the options granted to Employee to satisfy any Unfulfilled Employee Obligations, with the options valued in the same manner set forth in Section 3(c) of the Asset Agreement. If the Total Unfulfilled Employee Obligations should exceed the total amounts owed by Employer or ESI to Employee at such time, then, unless Employer and ESI otherwise agree in writing, no additional amounts will be paid to Employee until such time as said Total Unfulfilled Employee Obligations have been satisfied and Employee shall remain liable to Employer for the amount by which the unpaid Total Unfulfilled Employee Obligations exceed the total amounts owed by Employer or ESI to Employee, from time to time. Unless another rate is expressly provided, each delinquent Unfulfilled Employee Obligation will bear interest at the rate of twelve percent (12%) per annum from the date of delinquency until paid.

                  4. Office Space; Expenses. Employer and Employee agree that the duties to be performed by Employee do not require the use of any Employer-provided office space. Consequently, Employee agrees to vacate his current office space at Employer's offices on or before April 3, 1998, and the parties agree that Employer shall not have any obligation to provide, or reimburse Employee for, any office space. Employer agrees to reimburse Employee for any ordinary, necessary and reasonable business expenses requested by Employee and approved by Employer in writing in advance.

                  5. Termination. This Agreement may be terminated only by written notice, given in compliance with this Agreement, for any one or more of the following events:

                           a. Termination for Material Breach. In the event that
any party, after the Modification Date, materially fails to fulfill any of his or its representations, warranties, agreements or obligations hereunder or under the Asset Agreement, this Agreement may be terminated by the other party; provided, however, that in the event of any proposed termination because of a party's alleged material failure to fulfill any such item, the party seeking to terminate this Agreement ("Terminating Party") must first give the other party ("Defaulting Party") fifteen (15) days' advance written notice of the alleged failure, breach or default on the part of the Defaulting Party and an opportunity to cure the same, if curable, within said time period before the Terminating Party terminates this Agreement due to the Defaulting Party's alleged failure, breach or default.

                           b.  Termination  for Cause.  Employer  may  terminate
Employee for "cause," upon reasonable notice given not fewer than five (5) days but not more than ten (10) days in advance of such termination's effective date. For purposes of this Agreement, "cause" shall mean the occurrence of any one or more of the following during the Term, as determined by a majority vote of the Employer's Board of Directors:

                    (1) Employee's conviction of a felony; or

                    (2) An act of fraud or theft on the part of Employee.

                           c.  Mutual  Consent.  At any time  during the term of
this Agreement, the parties hereto may terminate this Agreement by mutual consent, provided, however, that such termination by mutual consent must be made in writing signed by both parties.

                           d.  Death  of the  Employee.  Upon  the  death of the
Employee, this Agreement shall terminate and Employer shall pay to the executor, administrator or personal representative of Employee's estate any salary earned by the Employee, and any amounts reimbursable hereunder up to the time of his death, and shall honor all rights conferred upon Employee upon his death, if any, pursuant to the attached option grant letter, but all further rights to salary shall cease upon Employee's death.

                           e.  Disability.   Notwithstanding  anything  in  this
Agreement to the contrary, if, during the term of the Agreement, the Employee becomes "disabled" (as hereinafter defined), Employer may immediately terminate this Agreement at any time prior to the cessation of Employee's disability and the resumption of Employee's performance of his duties hereunder, provided Employer shall pay any amounts reimbursable hereunder, up to the time of termination and shall honor all rights conferred upon Employee upon his disability, if any, pursuant to the attached option grant letter. However, in the event Employee ceases to be disabled and returns to work for Employer, Employer's right to later terminate Employee for disability shall be dependent upon Employee once again becoming disabled. For purposes of this Agreement, Employee shall be deemed to have become disabled if, because of ill health, physical or mental disability, Employee shall have been unable, in a material way, to perform his duties under this Agreement for a period of sixty (60) consecutive days.

                  6.   Confidential   Information.   For   the   Confidentiality
Consideration (defined below), Employee agrees as follows with respect to his actions during the Term (and, as may be provided below, after the Term):

                           a. In General.  Employee  acknowledges  that,  in his
capacity as an employee, he will occupy a position of trust and confidence, and that he will develop and have much information about Employer, ESI, and other members of the ESI Group, and their operations that is confidential or not generally known in the PEO Business ("Confidential Information"). Employee agrees that all such information is proprietary or confidential or constitutes trade secrets and is the sole property of the ESI Group. From and after the Modification Date through December 31, 2001, Employee agrees to keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such Confidential Information which shall include, but not be limited to, any documents or information relating to the ESI Group's methods, clients, accounts, systems, programs, procedures, correspondence or records, or any other documents used or owned by the ESI Group related to such Confidential Information (including, but not limited to, this Agreement), nor will he advise, discuss with or in any way assist any other person or firm in obtaining or learning about such Confidential Information, except as authorized in the following two (2) sentences. Accordingly, he agrees that from and after the Modification Date through December 31, 2001, during the term of this Agreement, and afterwards, he will not disclose, permit or encourage anyone to disclose any such Confidential Information, nor will he utilize any such Confidential Information, either alone or with others, outside the scope of his duties and responsibilities as an employee of Employer. This paragraph 6 should not, however, be construed or interpreted as preventing Employee from making any disclosures required or otherwise ordered by any court of competent jurisdiction or any government agency lawfully requiring or otherwise lawfully ordering such a disclosure. The "Confidentiality Consideration" shall consist of the consideration set forth in
(i) this Agreement, (ii) the Asset Agreement, and (iii) the Prior Agreements (as defined in the Asset Agreement), all of which contained and/or provided consideration for prior confidentiality agreements of Employee, which prior confidentiality agreements shall continue as modified by this paragraph 6 and shall continue to provide consideration for the agreements of Employee in this paragraph 6; provided that all references to the "continuing" effect of the confidentiality covenants in the Prior Agreements are intended solely to incorporate said provisions herein, as modified herein, as of the Modification Date. Employee shall have no liability for any actions or inactions taken, directly or indirectly, prior to the Modification Date, with respect to the confidentiality covenants of the Prior Agreements; provided that nothing in this sentence shall limit the representations, warranties, covenants, and agreements of Employee in the Asset Agreement, or the rights of ESI or Employer upon a breach of any such items.

                           b.  Remedies.  It is  agreed  that  the  restrictions
contained in this paragraph 6 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee has agreed that in addition to and without limiting any other right or remedy any member of the ESI Group may have (except for the right to prove and recover actual damages), they shall each have the right to an injunction against him issued by a court of competent jurisdiction enjoining any such breach, and in addition thereto, they shall be entitled to Five Hundred Dollars ($500.00) per day, in the aggregate, for each and every day of such violation, not as a penalty but as liquidated damages.

                           c. Survival.  Unless otherwise agreed by Employer and
ESI in writing, the obligations described in this paragraph 6 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

                  7. Non-Competition. For the Non-Competition Consideration (defined below), Employee agrees as follows with respect to his actions during the term (and, as may be provided below, after the Term):

                           a.  In  General.  During  such  time as  Employee  is
employed with Employer pursuant to this Agreement, except as specifically provided in this paragraph 7, Employee agrees that all activities relating to or in furtherance of PEO Business performed by him will be performed hereunder or in accordance herewith, for the benefit of, and/or on behalf of, Employer. In addition, except as otherwise provided in this paragraph 7 and except as may hereafter be agreed to expressly in writing by ESI, Employer and Employee, Employee agrees that, at all times from and after the Modification Date through December 31, 2001, Employee shall not engage, directly or indirectly, whether on his own account or as a shareholder (other than as a less than five percent (5%) passive shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities within any one or more of the states in which any member of the ESI Group does business or has leased employees (collectively, the "Restricted States"):

                                    (1) Enter into or engage in any PEO Business
or arrange for any PEO or other provider of PEO Business to provide any PEO Business for a commission or other fee in any of the Restricted States;

                                    (2)  Solicit  customers,  suppliers,  or PEO
Business, or use any customer lists for the purpose of or which results in competition with Employer or any other member of the ESI Group concerning the PEO Business in any of the Restricted States;

                                    (3) Solicit the  employment of Employer's or
any other ESI Group member's officers, directors, employees or independent contractors; or

                                    (4) Render PEO Business  services or provide
loans to any person, firm, association, corporation, or other entity engaged in the PEO Business in any one or more of the Restricted States.

The "Non-Competition Consideration" shall consist of the consideration set forth in (i) this Agreement, (ii) the Asset Agreement, and (iii) the Prior Agreements (as defined in the Asset Agreement), all of which contained and/or provided consideration for prior noncompetition agreements of Employee, which prior noncompetition agreements shall continue as modified by this paragraph 7 and shall continue to provide consideration for the agreements of Employee in this paragraph 7; provided that all references to the "continuing" effect of the non-competition covenants in the Prior Agreements are intended solely to incorporate said provisions herein, as modified herein, as of the Modification Date. Employee shall have no liability for any actions or inactions taken, directly or indirectly, prior to the Modification Date, with respect to the non-competition covenants of the Prior Agreements; provided that nothing in this sentence shall limit the representations, warranties, covenants, and agreements of Employee in the Asset Agreement, or the rights of ESI or Employer upon a breach of any such items.

                           b.  Remedies.  It is  agreed  that  the  restrictions
contained in this paragraph 7 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee has agreed that, in addition to and without limiting any other right or remedy Employer or the other member of the ESI Group may have, Employer and the other members of the ESI Group shall each have the right to seek an injunction against him issued by a court of competent jurisdiction enjoining any such breach.

                           c.    Acknowledgments.    Employee    also    agrees,
acknowledges, covenants, represents and warrants as follows:

                                    (1) That he has read and  fully  understands
the foregoing restrictions and that he has consulted with a competent attorney regarding the uses and enforceability of restrictive covenants in the Restricted States or has elected not to do so, at his own risk;

                                    (2)  That  he is  aware  that  there  may be
defenses to the enforceability of the foregoing restrictive covenants, based on time or territory considerations, and that he knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses relating to time or territory considerations and will not assert the same in any action or other proceeding brought by Employer or any one or more members of the ESI Group for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving Employee, on the one hand, and Employer or any one or more members of the ESI Group, on the other hand;

                                    (3) That the provisions of this Agreement do
not impose an extreme hardship on him and that the provisions of this Agreement are reasonable under the circumstances (in particular considering his exposure to the highest level information due to his former status as an officer/director and the fact that he was entrusted with many significant aspects of the ESI Group's PEO Business in those roles); that any restrictions contained in the Agreement are necessary to protect the legitimate business interests of the ESI Group; that restrictions in the Agreement have been reasonably tailored as to time and place, and are not overly broad as to the activities proscribed (after taking into consideration the interests of the Employee in gaining and pursuing a livelihood, and the ESI Group's legitimate business interests and concerns in protecting its property, its confidential information, its relationships, its goodwill and its economic advantage); and that because of payments being made in consideration of, under or in connection with this Agreement and the Asset Agreement, the restrictions of this Agreement are agreed to be equivalent to restrictions found in the sale of a business; and

                                    (4) That he is fully  and  completely  aware
that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Employer and ESI entering into this Agreement and the Asset Agreement, and that Employer and ESI are entering into this Agreement and the Asset Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

                           d. Severability. In the event that the period of time
and/or territory described above are nevertheless held to be in any respect an unreasonable restriction (after giving due consideration to the provisions of paragraph 7(c) above), then it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

                           e.  Non-Compete   Exception  for  Certain   Insurance
Business and OORC Business; No Other Exceptions. Notwithstanding anything in this paragraph 7 to the contrary, Employee shall be permitted to provide management, sales and marketing services (i) for insurance and financial products (other than worker's compensation insurance), provided that such services are not on behalf of or result in the placement of any PEO Business with a PEO; and (ii) to Owner Operator Resources Corp. ("OORC"); provided that in performing any such activities for or on behalf of OORC, Employee shall not, directly or indirectly, place any PEO Business with OORC, or take any other action related to OORC that would adversely affect any PEO Business of any member of the ESI Group. All other exceptions to the noncompetition provisions of any Prior Agreements are terminated, and the exceptions described above in this subparagraph 7(e) shall be the sole exceptions to the full compliance by Employee with the terms of this paragraph 7.

                           f. Survival.  Unless otherwise agreed by Employer and
ESI in writing, the obligations described in this paragraph 7 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

                  8. Remedies. In addition to the other rights and remedies set forth herein, each party shall retain all rights and remedies at law or in equity for any breach or default by the other party.

                  9. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered or sent to the parties at the address set forth below, or at such other address that they designate by notice to all other parties in accordance with this Section. Any party delivering notice to Seller shall deliver it to:

                  Edward L. Cain, Jr.

                  With a copy to:
                  ---------------
                  Chester G. Rosenberg, Esq.
                  McCullough Sherrill, LLP
                  1409 Peachtree Road, N.E.
                  Atlanta, Georgia 30309


Any party delivering notice to ESI or ESI-East shall deliver it to:

                  Marvin D. Brody
                  Chief Executive Officer
                             -and-
                  Paul M. Gales, Esq.
                  Senior Vice President and General Counsel
                  EMPLOYEE SOLUTIONS, INC.
                  6225 North 24th Street
                  Phoenix, Arizona 85016
                  Fax No. (602) 955-1235

All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date of such delivery; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the date of delivery, as evidenced by the certified or registered mail receipt.

                  10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Agreement shall be valid unless in writing. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

                  11. Governing Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arizona applicable to contracts made and to be performed therein, without regard to principles relating to conflicts of laws.

                  12. Arbitration; Exclusive Venue. Any controversy or claim arising out of or relating to this agreement or the breach or validity thereof, whether or not a contract claim, shall be settled exclusively by binding and non-appealable arbitration in Phoenix, Arizona, by one (1) arbitrator selected by the parties, or if the parties cannot agree upon a single arbitrator within thirty (30) days of a party giving notice to the other of a proposed choice for an arbitrator, then by a single arbitrator appointed by the Phoenix Office of the American Arbitration Association; all such proceedings shall be conducted in accordance with the rules of said association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and the parties consent to the exclusive jurisdiction of the Maricopa County, Arizona courts and the Arizona Federal District Court for this purpose and for all other purposes under this Agreement.

                  13. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

                  14. Binding Effect; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, permitted successors, assigns, and beneficiaries-in-interest. Each member of the ESI Group shall be a third party beneficiary hereunder, and shall be entitled to enforce the provisions of this Agreement conveying any right or remedies to such party.

                  15. Severability. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable, or (b) if such modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

                  16. Attorneys Fees. Except as otherwise provided herein, in the event any party hereto institutes an action or arbitration or other proceeding to enforce any rights arising out of this Agreement, the party (or parties) prevailing in such action or arbitration or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party (or parties, as the case may

be), such fees to be set by the court and not by a jury and to be included in any judgment or arbitration order entered in such proceeding.

                  17. Consents; Authority. ESI and Employer have obtained all consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement, and ESI and Employer have the full right, power and authority to enter into this Agreement, including, but not limited to, the right, power and authority to amend the stock option grant in the manner set forth herein. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by ESI or Employer, except those that already have been obtained prior to the Closing.

                  18. Publicity. Employer and ESI agree that Employee shall have the opportunity to review and approve in a reasonable manner any public disclosures relating to this Agreement, subject to ESI's reporting obligations under federal securities laws.

                  19.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, all of which, taken together, shall constitute one and same original instrument.

                  20. Construction with Asset Agreement. This Agreement is being entered into concurrently with the Asset Agreement. To the greatest extent possible, this Agreement and the Asset Agreement shall be construed to supplement each other; provided, however, that in the event of any direct conflict, the Asset Agreement shall control.

         Dated as of April 7, 1998.

EMPLOYEE:                               /S/ Edward L. Cain, Jr.
                                        ------------------------------------
                                        EDWARD L. CAIN, JR.



EMPLOYER:                               EMPLOYEE SOLUTIONS-EAST, INC., a
                                        Georgia corporation


                                        By: /S/ Marvin D. Brody
                                           ---------------------------------
                                                Marvin D. Brody
                                                Chief Executive Officer and
                                                Chairman of the Board

ESI:                                    EMPLOYEE SOLUTIONS, INC., an
                                        Arizona corporation


                                        By: /S/ Marvin D. Brody
                                           ---------------------------------
                                                 Marvin D. Brody
                                                 Chief Executive Officer and
                                                 Chairman of the Board
                                      -12-